EXHIBIT 23.4



                CONSENT OF T. STEPHEN JOHNSON & ASSOCIATES, INC.


We consent to the use in this Registration Statement of GB&T Bancshares, Inc. on Form S-4 of our opinion related to UB&T Financial Services Corporation included in the Prospectus to such Registration Statement at Exhibit E and to the reference to our firm in the Prospectus under the caption "DESCRIPTION OF TRANSACTION-Opinion of UB&T's Financial Advisor."


T. Stephen Johnson & Associates, Inc.

/s/ T. Stephen Johnson & Associates, Inc.


December 15, 1999